Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports First Quarter 2014 Financial Results Book Value Gains and Stable Core Earnings Drive $1.02 of Comprehensive Income

Atlanta – May 5, 2014 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2014 including core earnings of $0.46 per share and a 3.1% increase in book value.

“Our efforts to deploy capital into new initiatives to reduce the interest rate sensitivity of our portfolio and benefit from strong real estate fundamentals continued as our book value improved," said Richard King, President and CEO. "We have been able to maintain our dividend and keep core earnings steady, building shareholder value."
First Quarter Highlights
•	Book value per share increased 3.1% to $18.53
•	Core earnings of $56.9 million or $0.46 per share
•	Net loss of $75.3 million or $0.60 per share, primarily due to change in value of interest rate swaps recorded in income
•	Comprehensive income attributable to common shareholders of $125.7 million or $1.02 per share

Management of the IVR portfolio reflects initiatives designed to take advantage of opportunities and mitigate risks resulting from structural changes in the financing of real estate in the United States. More narrative description of initiatives and rationale are included in the financial results below.

($ in millions, except per share amounts)	Q1 ‘14	Q4 ‘13
(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$19,416.3	$20,063.5
Average borrowed funds	17,103.0	17,867.2
Average equity	$2,335.3	$2,403.4

Interest income	$171.1	$174.9
Interest expense	68.6	95.6
Net interest income	102.4	79.2
Loss on sale of investments	(11.7)	(142.5)
Gain (loss) on interest rate derivative instruments, net	(151.3)	(2.0)
Other income (loss)	0.8	(1.9)
Operating expenses	12.5	14.2
Net loss	(72.5)	(81.6)
Preferred dividend	2.7	2.7
Net loss after preferred dividend	($75.3)	($84.3)

Average portfolio yield	3.52%	3.49%
Cost of funds	1.60%	2.14%
Effective interest expense *	$98.8	$95.6
Effective cost of funds *	2.31%	2.14%
Effective net interest income *	$72.3	$79.2
Effective interest rate margin *	1.21%	1.35%
Debt to equity ratio	7.00	x	7.28	x
Return on average equity	(12.89%)	(14.03%)
Book value per common share (diluted)	$18.53	$17.97
Loss per common share (basic)	($0.60)	($0.63)
Core earnings per common share *	$0.46	$0.47
Dividend per common share	$0.50	$0.50
Dividend per preferred share	$0.4844	$0.4844

Exhibit 99.1

* Core earnings, effective interest expense (and by calculation, effective cost of funds) and effective net interest income (and by calculation, effective interest rate margin) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income, total interest expense (and by calculation, cost of funds) and net interest income (and by calculation, net interest rate margin).

Financial Summary

During the first quarter, the Company generated $56.9 million in core earnings, and the book value improved 3.1% to $18.53. This was accomplished while continuing to reposition the investment portfolio to be less interest rate sensitive. The Company made progress on its three key initiatives by adding residential loan securitizations, increasing the investment in government-sponsored enterprises ("GSE") credit risk transfer assets and funding additional commercial real estate loans. In addition, the Company repurchased 1,438,213 shares of its common stock with an average price of $14.69.

As of March 31, 2014, the Company’s mortgage-backed securities ("MBS") portfolio was $17.5 billion, an increase of $186.5 million from December 31, 2013. In addition, the Company increased its portfolio of loans held for investment to $2.2 billion, an increase of $288.4 million from December 31, 2013. For the quarter ended March 31, 2014, average earning assets were $19.4 billion, representing a decrease of $647.1 million from December 31, 2013. The portfolio generated interest income of $171.1 million during the three months ended March 31, 2014, which reflects a decrease of $3.8 million from the three months ended December 31, 2013. The decrease in interest income was the result of lower average assets during the quarter and the change in portfolio composition.

For the quarter ended March 31, 2014, the Company had average borrowings of approximately $17.1 billion and effective interest expense of $98.8 million, compared to $17.9 billion and $95.6 million, respectively, for the fourth quarter of 2013. The Company's effective cost of funds was 2.31% and 2.14% for the first quarter of 2014 and fourth quarter of 2013, respectively. The increase in effective cost of funds was due to higher costs related to forward starting swaps entered into in prior periods that the Company began paying on in the fourth quarter.

Operating expenses for the first quarter of 2014 totaled $12.5 million, compared to $14.2 million for the fourth quarter of 2013. The ratio of operating expenses to average equity for the first quarter was 2.15%, which was a decrease of 21 basis points from the fourth quarter of 2013. The decrease in operating expenses was primarily due to lower management fees after repurchasing shares of common stock in the fourth quarter of 2013.

The Company declared a common stock dividend of $0.50 per share for the first quarter of 2014. The dividend was paid on April 28, 2014.

The Company declared a preferred stock dividend of $0.4844 per share for the first quarter of 2014. The dividend was paid on April 25, 2014.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Monday, May 5, 2014, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 19, 2014 by calling:

800-839-1197 (North America) or 203-369-3683 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from the Company's expectations. The Company cautions investors not to rely unduly on any forward-looking statements and urges investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified by this cautionary notice. The Company expressly disclaims any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Contact: Bill Hensel, 404-479-2886

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
$ in thousands, except per share data	2014	2013
Interest Income
Mortgage-backed securities	151,739	160,344
Residential loans	17,704	137
Commercial loans	1,619	—
Total interest income	171,062	160,481
Interest Expense
Repurchase agreements	49,071	66,328
Exchangeable senior notes	5,607	1,160
Asset-backed securities	13,935	79
Total interest expense	68,613	67,567
Net interest income	102,449	92,914
Provision for loan losses	207	—
Net interest income after provision for loan losses	102,242	92,914
Other Income (loss)
Gain (loss) on sale of investments, net	(11,718)	6,712
Equity in earnings and fair value change in unconsolidated ventures	441	1,590
Gain (loss) on interest rate derivative instruments, net	(151,312)	(2,003)
Realized and unrealized credit default swap income	329	351
Total other income (loss)	(162,260)	6,650
Expenses
Management fee – related party	9,335	10,354
General and administrative	3,196	1,543
Total expenses	12,531	11,897
Net income (loss)	(72,549)	87,667
Net income (loss) attributable to non-controlling interest	(822)	962
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(71,727)	86,705
Dividends to preferred shareholders	2,713	2,713
Net income (loss) attributable to common shareholders	(74,440)	83,992
Earnings (loss) per share:
Net income (loss) attributable to common shareholders
Basic	(0.60)	0.65
Diluted	(0.60)	0.64
Dividends declared per common share	0.50	0.65

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except per share amounts	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Mortgage-backed securities, at fair value	17,535,190	17,348,657
Residential loans, held-for-investment, net of loan loss reserve	2,070,493	1,810,262
Commercial loans, held-for-investment, net of loan loss reserve	92,748	64,599
Cash and cash equivalents	188,371	210,612
Due from counterparties	4,879	1,500
Investment related receivable	303,565	515,404
Investments in unconsolidated ventures, at fair value	42,123	44,403
Accrued interest receivable	66,999	68,246
Derivative assets, at fair value	166,691	262,059
Deferred securitization and financing costs	13,687	13,894
Other investments	109	10,000
Other assets	1,201	1,343
Total assets (1)	20,486,056	20,350,979
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	14,852,310	15,451,675
Asset-backed securities	1,873,434	1,643,741
Exchangeable senior notes	400,000	400,000
Derivative liability, at fair value	259,317	263,204
Dividends and distributions payable	64,969	66,087
Investment related payable	532,991	28,842
Accrued interest payable	22,934	26,492
Collateral held payable	20,148	52,698
Accounts payable and accrued expenses	2,717	4,304
Due to affiliate	9,970	10,701
Total liabilities (1)	18,038,790	17,947,744
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized, 7.75% series A cumulative redeemable, 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference) at March 31, 2014 and December 31, 2013, respectively	135,356	135,356
Common Stock: par value $0.01 per share, 450,000,000 shares authorized; 123,087,626 and 124,510,246 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,231	1,245
Additional paid in capital	2,531,545	2,552,464
Accumulated other comprehensive income (loss)	43,183	(156,993)
Retained earnings (distributions in excess of earnings)	(291,940)	(155,957)
Total shareholders’ equity	2,419,375	2,376,115
Non-controlling interest	27,891	27,120
Total equity	2,447,266	2,403,235
Total liabilities and equity	20,486,056	20,350,979

(1)
The Company's consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the primary beneficiary (IAS Asset I LLC, an indirect subsidiary of the Company). As of March 31, 2014 and December 31, 2013, total assets of the consolidated VIEs were $2,080,824 and $1,819,295, respectively, and total liabilities of the consolidated VIEs were $1,878,875 and $1,648,400, respectively.

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of "core earnings," "effective interest expense" (and by calculation, "effective cost of funds") and "effective net interest income (and by calculation, "effective interest rate margin"). The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common shareholders, total interest expense (and by calculation, cost of funds) and net interest income (and by calculation, net interest rate margin).

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added to the non-GAAP measures if deemed appropriate.

The Company calculates core earnings as U.S. GAAP net income attributable to common shareholders adjusted for gain (loss) on sale of investments, net, realized gain on interest rate derivative instruments (excluding contractual net interest on interest rate swaps), unrealized loss on interest rate derivative instruments, amortization of deferred swap losses from de-designation and adjustments attributable to non-controlling interest.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses. The Company records changes in the valuation of its investment portfolio, and through December 31, 2013 certain interest rate swaps, in other comprehensive income. Effective December 31, 2013, the Company elected to discontinue hedge accounting for its interest rate swaps. As a result of its election, starting January 1, 2014, the change in market value of its interest rate swaps and the amortization of deferred swap losses remaining in other comprehensive income at December 31, 2013 are included in U.S. GAAP net income. In addition, the Company uses swaptions, invests in to-be-announced securities and U.S. Treasury futures that do not qualify under U.S. GAAP for inclusion in other comprehensive income, and, as such, the changes in valuation are recorded in the period in which they occur. For internal portfolio analysis, the Company’s management deducts these gains and losses from U.S. GAAP net income to provide a consistent view of investment portfolio performance across reporting periods. As such, the Company believes that the disclosure of core earnings is useful and meaningful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

Effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin include adjustments for the net interest component related to the Company's interest rate swaps and excludes amortization of deferred swap losses from de-designation. Although, as of January 1, 2014 the Company has elected to discontinue hedge accounting for its interest rate swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates on its liabilities and therefore the effective cost of funds reflects interest expense adjusted to include the realized loss (i.e., the interest expense component) for all of its interest rate swaps and add back the unrealized loss from swap losses that were previously recorded in other comprehensive income and is being amortized into interest expense over the remaining swap lives. In addition, the Company views the cost of the associated repurchase agreements (interest expense), borrowing costs on its exchangeable senior notes, and borrowing costs on its asset-backed securities as a component of its effective cost of funds.

Exhibit 99.1

The Company believes the presentation of effective interest expense, effective costs of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs, as viewed by the Company.

The table below provides a reconciliation of U.S. GAAP net income attributable to common shareholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2014	December 31, 2013	March 31, 2013
Net income (loss) attributable to common shareholders	(74,440)	(83,384)	83,992
Adjustments
(Gain) loss on sale of investments, net	11,718	142,530	(6,712)
Realized loss on interest rate derivative instruments (excluding contractual net interest on interest rate swaps of $51,441, $0 and $0, respectively)	18,824	12,308	—
Unrealized (gain) loss on interest rate derivative instruments	81,047	(7,887)	2,003
Amortization of deferred swap losses from de-designation	21,296	—	—
Subtotal	132,885	146,951	(4,709)
Adjustment attributable to non-controlling interest	(1,511)	(1,608)	50
Core earnings	56,934	61,959	79,333
Basic earnings (loss) per common share	(0.60)	(0.63)	0.65
Core earnings per share attributable to common shareholders	0.46	0.47	0.62

The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended March 31, 2014		Three Months Ended December 31, 2013		Three Months Ended March 31, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	68,613	1.60%	95,641	2.14%	67,567	1.57%
Less: Amortization of deferred swap losses from de-designation	(21,296)	(0.49)%	—	—	—	—
Add: Net interest paid - interest rate swaps	51,441	1.20%	—	—	—	—
Effective interest expense	98,758	2.31%	95,641	2.14%	67,567	1.57%

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended March 31, 2014		Three Months Ended December 31, 2013		Three Months Ended March 31, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	102,449	1.92%	79,225	1.35%	92,914	1.64%
Add: Amortization of deferred swap losses from de-designation	21,296	0.49%	—	—	—	—
Less: Net interest paid - interest rate swaps	(51,441)	(1.20)%	—	—	—	—
Effective net interest income	72,304	1.21%	79,225	1.35%	92,914	1.64%

Exhibit 99.1

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of March 31, 2014:

March 31, 2014
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS*:
15 year fixed-rate	1,470,313	74,494	1,544,807	19,656	1,564,463	4.04%	2.69%	2.81%
30 year fixed-rate	6,166,378	414,656	6,581,034	(153,651)	6,427,383	4.12%	3.03%	3.15%
ARM	351,557	4,450	356,007	2,684	358,691	2.88%	2.63%	2.37%
Hybrid ARM	2,046,826	18,382	2,065,208	11,617	2,076,825	2.73%	2.53%	2.35%
Total Agency pass-through	10,035,074	511,982	10,547,056	(119,694)	10,427,362	3.78%	2.87%	2.94%
Agency-CMO(4)	1,638,374	(1,161,357)	477,017	(9,788)	467,229	2.68%	4.46%	4.14%
Non-Agency RMBS(5)(6)(7)	4,469,615	(609,998)	3,859,617	82,324	3,941,941	3.76%	4.10%	4.26%
CMBS(8)	4,653,693	(2,032,007)	2,621,686	76,972	2,698,658	3.37%	4.57%	4.51%
Total	20,796,756	(3,291,380)	17,505,376	29,814	17,535,190	3.60%	3.44%	3.43%
____________________

*	Residential mortgage-backed securities ("RMBS")

(1)	Net weighted average coupon as of March 31, 2014 is presented net of servicing and other fees.

(2)	Weighted average yield is based on amortized cost as of March 31, 2014 and incorporates future prepayment and loss assumptions.

(3)	Weighted average yield is based on average amortized cost for the three months ended March 31, 2014 and incorporates actual cash flows and future prepayment and loss assumptions.

(4)	Included in Agency-CMO are interest-only securities which represent 25.5% of the balance based on fair value.

(5)	Included in Non-Agency RMBS are securities of $124.1 million for a future securitization not yet settled.

(6)	Non-Agency RMBS held by the Company is 55.8% variable rate, 30.1% fixed rate, and 14.1% floating rate based on fair value (excluding securities for a future securitization not yet settled).

(7)	Of the total discount in Non-Agency RMBS, $404.2 million is non-accretable.

(8)	Included in the CMBS are interest-only securities and commercial real estate mezzanine loan pass-through certificates which represent 7.1% and 1.7% of the balance based on fair value, respectively.

Constant Prepayment Rates ("CPR")
The CPR of the Company's portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The Company's Agency and non-Agency RMBS had a weighted average CPR of 8.2 and 9.7 for the three months ended March 31, 2014 and December 31, 2013, respectively. The table below shows the three month CPR for the Company's RMBS compared to bonds with similar characteristics (“Cohorts”):

	March 31, 2014		December 31, 2013
	Company	Cohorts	Company	Cohorts
15 year Agency RMBS	9.8	12.4	12.3	14.1
30 year Agency RMBS	7.2	8.2	8.1	9.7
Agency Hybrid ARM RMBS	5.9	NA	6.4	NA
Non-Agency RMBS	10.1	NA	12.4	NA
Weighted average	8.2	NA	9.7	NA

Exhibit 99.1

Borrowings

The Company has entered into repurchase agreements and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at March 31, 2014 and December 31, 2013:

$ in thousands	March 31, 2014			December 31, 2013
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Agency RMBS	9,746,051	0.34%	20	10,281,154	0.38%	19
Non-Agency RMBS	3,067,127	1.55%	35	3,088,064	1.54%	33
CMBS	2,039,132	1.37%	24	2,082,457	1.39%	23
Exchangeable Senior Notes	400,000	5.00%	1,445	400,000	5.00%	1,535
Total	15,252,310	0.84%	61	15,851,675	0.86%	60

Exhibit 99.1

Interest Rate Swaps
As of March 31, 2014, the Company had the following interest rate swaps outstanding:

$ in thousands Counterparty			Notional	Maturity Date	Fixed Interest Rate in Contract
SunTrust Bank			100,000	7/15/2014	2.79%
Deutsche Bank AG			200,000	1/15/2015	1.08%
Deutsche Bank AG			250,000	2/15/2015	1.14%
Credit Suisse International			100,000	2/24/2015	3.26%
Credit Suisse International			100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.			100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.			50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC			300,000	1/24/2016	2.12%
The Bank of New York Mellon			300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC			300,000	4/5/2016	2.48%
Citibank, N.A.			300,000	4/15/2016	1.67%
Credit Suisse International			500,000	4/15/2016	2.27%
The Bank of New York Mellon			500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.			500,000	5/16/2016	2.31%
Goldman Sachs Bank USA			500,000	5/24/2016	2.34%
Goldman Sachs Bank USA			250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.			250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.			500,000	6/24/2016	2.51%
Citibank, N.A.			500,000	10/15/2016	1.93%
Deutsche Bank AG			150,000	2/5/2018	2.90%
ING Capital Markets LLC			350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC			100,000	4/5/2018	3.10%
ING Capital Markets LLC			300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.			200,000	5/15/2018	2.93%
UBS AG			500,000	5/24/2018	1.10%
ING Capital Markets LLC			400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc			500,000	9/5/2018	1.04%
CME Clearing House	(3)	(4)	300,000	2/5/2021	2.50%
CME Clearing House	(3)	(4)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.			200,000	3/15/2021	3.14%
Citibank, N.A.			200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(1)		550,000	2/24/2022	2.45%
The Royal Bank of Scotland Plc	(2)		400,000	3/15/2023	2.39%
UBS AG	(2)		400,000	3/15/2023	2.51%
HSBC Bank USA, National Association			250,000	6/5/2023	1.91%
HSBC Bank USA, National Association			250,000	7/5/2023	1.97%
The Royal Bank of Scotland Plc			500,000	8/15/2023	1.98%
CME Clearing House	(4)		600,000	8/24/2023	2.88%
UBS AG			250,000	11/15/2023	2.23%
HSBC Bank USA, National Association			500,000	12/15/2023	2.20%
Total			12,800,000		2.12%

(1)	Forward start date of February 2015

(2)	Forward start date of March 2015

(3)	Forward start date of February 2016

(4)
Beginning June 10, 2013, regulations promulgated under The Dodd-Frank Wall Street Reform and Consumer Protection Act mandate that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty. Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearing house which reduces default risk.

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three month periods ending March 31, 2014 and 2013.

	Three Months Ended March 31,
$ in thousands	2014	2013
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,597,879	2,045,062
30 year fixed-rate, at amortized cost	6,727,509	11,500,385
ARM, at amortized cost	287,160	97,460
Hybrid ARM, at amortized cost	1,862,871	527,379
MBS-CMO, at amortized cost	475,842	502,535
Non-Agency RMBS, at amortized cost (1)	3,839,370	3,241,229
CMBS, at amortized cost	2,565,513	2,057,457
Residential loans, at amortized cost	1,986,973	13,518
Commercial loans, at amortized cost	73,216	—
Average MBS and Loans portfolio	19,416,333	19,985,025
Average Portfolio Yields (2):
Agency RMBS:
15 year fixed-rate	2.81%	2.19%
30 year fixed-rate	3.15%	2.84%
ARM	2.37%	2.13%
Hybrid ARM	2.35%	2.33%
MBS - CMO	4.14%	1.46%
Non-Agency RMBS	4.26%	4.63%
CMBS	4.51%	4.75%
Residential loans	3.52%	3.04%
Commercial loans	8.85%	n/a
Average MBS and Loans portfolio	3.52%	3.21%
Average Borrowings*:
Agency RMBS	9,690,761	12,941,937
Non-Agency RMBS	3,216,554	2,524,189
CMBS	2,030,534	1,674,943
Exchangeable senior notes	400,000	84,444
Asset-backed securities	1,765,161	12,473
Total borrowed funds	17,103,010	17,237,986
Maximum borrowings during the period (3)	17,144,362	18,647,452

Average Cost of Funds (4):
Agency RMBS	0.36%	0.42%
Non-Agency RMBS	1.51%	1.73%
CMBS	1.38%	1.48%
Exchangeable senior notes	5.61%	5.49%
Asset-backed securities	3.16%	2.53%
Unhedged cost of funds (5)	1.11%	0.74%
Hedged / Effective cost of funds (Non-GAAP measure)	2.31%	1.57%
Average Equity (6):	2,335,252	2,708,474
Average debt/equity ratio (average during period)	7.32x	6.36x
Debt/equity ratio (as of period end)	7.00x	6.40x

Exhibit 99.1

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three months ended March 31, 2014 the average balances are presented on an amortized cost basis.

(1)	Non-Agency RMBS average balance excludes $124.1 million for a future securitization not yet settled.

(2)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense, by the Company's average borrowings.

(5)	Excludes amortization of deferred swap losses from de-designation.

(6)	Average equity is calculated based on a weighted balance basis.